UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2026

LAMAR ADVERTISING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-36756	72-1449411
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5321 Corporate Blvd.

Baton Rouge, Louisiana 70808

(Address of Principal Executive Offices) (Zip Code)

(225) 926-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	LAMR	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2026 Annual Meeting (as defined below) of Lamar Advertising Company (the “Company”), the Company’s stockholders approved an amendment and restatement of the Company’s 1996 Equity Incentive Plan to increase the number of shares of Class A Common Stock of the Company available for issuance under the plan by 2,000,000 shares from 17,500,000 to 19,500,000 shares and make certain other changes thereto. A copy of the Company’s 1996 Equity Incentive Plan, as amended and restated, is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02. The Company’s 1996 Equity Incentive Plan, as amended and restated, will be effective June 1, 2026.

Additionally, at the 2026 Annual Meeting of the Company, the Company’s stockholders also approved an amendment and restatement of the Company’s 2019 Employee Stock Purchase Plan to increase the number of shares of Class A Common Stock of the Company available for issuance under the plan by 500,000 shares and make certain other changes thereto. A copy of the 2019 Employee Stock Purchase Plan, as amended and restated, is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 14, 2026, the Company held its 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”). Only stockholders of record as of the close of business on March 16, 2026 were entitled to vote at the 2026 Annual Meeting. As of March 16, 2026, 87,021,456 shares of Class A Common Stock, 14,420,085 shares of Class B Common Stock, and 5,719.49 shares of Series AA Preferred Stock were outstanding and entitled to vote at the 2026 Annual Meeting. With respect to the matters submitted for vote at the 2026 Annual Meeting, each share of Class A Common Stock is entitled to one vote, each share of Class B Common Stock is entitled to ten votes, and each share of Series AA Preferred Stock is entitled to one vote. At the 2026 Annual Meeting, 81,183,725 shares of Class A Common Stock, all shares of Class B Common Stock, and all shares of Series AA Preferred Stock of the Company were represented, in person or by proxy, constituting a quorum for the meeting.

The following five proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 2, 2026, were before the meeting, and they received the following votes:

Proposal 1: Election of Ten Directors to Serve until the 2027 Annual Meeting. The following individuals were elected to serve as directors of the Company:

Name of Director Nominees	For	Withheld	Broker Non-Votes
Nancy Fletcher	217,608,932.49	848,543	6,932,819
John E. Koerner, III	185,459,814.49	32,997,661	6,932,819
Mitch Landrieu	217,918,581.49	538,894	6,932,819
Marshall A. Loeb	199,744,784.49	18,712,691	6,932,819
Stephen P. Mumblow	186,690,081.49	31,767,394	6,932,819
Thomas V. Reifenheiser	196,302,507.49	22,154,968	6,932,819
Anna Reilly	201,929,909.49	16,527,566	6,932,819
Kevin P. Reilly, Jr.	201,632,877.49	16,824,598	6,932,819
Wendell Reilly	201,930,585.49	16,526,890	6,932,819
Elizabeth Thompson	202,314,538.49	16,142,937	6,932,819

Proposal 2: Ratification of the appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the 2026 Fiscal Year. The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

For	Against	Abstain	Broker Non-Votes
224,470,869.49	866,596	52,829	0

Proposal 3: Approval, on an advisory and non-binding basis, of the compensation of the Company’s named executive officers. The stockholders approved, on a non-binding advisory basis, the executive compensation as disclosed in the Proxy.

For	Against	Abstain	Broker Non-Votes
214,218,385.49	4,075,610	163,480.00	6,932,819

Proposal 4: Approval of an amendment and restatement of the Company’s 1996 Equity Incentive Plan. The stockholders approved the amendment and restatement.

For	Against	Abstain	Broker Non-Votes
217,093,545.49	1,290,954	72,976.00	6,932,819

Proposal 5: Approval of an amendment and restatement of the Company’s 2019 Employee Stock Purchase Plan. The stockholders approved the amendment and restatement.

For	Against	Abstain	Broker Non-Votes
209,064,385.49	9,253,176	139,914.00	6,932,819

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Lamar Advertising Company 1996 Equity Incentive Plan, as amended and restated.

10.2	Lamar Advertising Company 2019 Employee Stock Purchase Plan, as amended and restated.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2026	LAMAR ADVERTISING COMPANY

	By:	/s/ Jay L. Johnson
Jay L. Johnson
EVP, Chief Financial Officer and Treasurer